PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

          PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT, dated as of April 30, 1999 (this "AGREEMENT"), between KMC TELECOM HOLDINGS, INC., a Delaware corporation (the "COMPANY"), and FIRST UNION INVESTORS, INC., a North Carolina corporation ("FIRST UNION").

          WHEREAS, pursuant to the terms of a Securities Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT") between the Company and First Union, the Company has agreed to issue and sell to First Union a unit (the "SERIES E UNIT"), consisting of 35,000 shares of the Company's Series E Senior Redeemable, Exchangeable, PIK Preferred Stock (the "SERIES E PREFERRED STOCK") and 94,513 warrants (each, a "WARRANT" and collectively, the "WARRANTS"), each Warrant initially entitling the holder thereof to purchase 0.471756 shares of Common Stock (as defined below) of the Company at an exercise price of $.01 per Common Share (as defined below);

          WHEREAS, the Company and First Union wish to set forth their agreement with respect to certain rights and obligations regarding the registration of shares of the Preferred Stock.

          In consideration of the foregoing and of the mutual agreements contained herein and in the Purchase Agreement, the Company and the Purchaser hereby agree as follows:

          1. DEFINITIONS.

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Affiliate" means, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, 25% or more of the capital stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, or (iii) each of such Person's executive officers and directors. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

          "Board of Directors" means the board of directors of the Company from time to time.

          "Commission"   means  the  United  States   Securities   and  Exchange
Commission.

          "Common Stock" means the common stock, par value $.01 per share, of the Company.


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          "Company" has the meaning specified in the recitals to this Agreement.

          "Demand Holder" has the meaning specified in Section 2.1.

          "Demand Registrations" has the meaning specified in Section 2.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Fully Diluted Basis" means at any date as of which the number of shares of Common Stock is to be determined, on a basis including all shares of Common Stock outstanding at such date and the maximum shares of Common Stock issuable in respect of Common Stock Equivalents (giving effect to the then current respective conversion prices) and other rights to purchase (directly or indirectly) shares of Common Stock or Common Stock Equivalents, outstanding on such date, to the extent such rights to convert, exchange or exercise thereunder are presently exercisable. For purposes of this definition, "Common Stock Equivalents" means any security or obligation which is by its terms convertible into shares of Common Stock and any option, warrant or other subscription or purchase right with respect to Common Stock.

          "NASD" means the National Association of Securities Dealers, Inc.

          "NASDAQ"  means  the  National   Association  of  Securities   Dealers
Automated Quotations System.

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, fund, unincorporated association or organization or government or other agency or political subdivision thereof.

          "Purchase Agreement" has the meaning specified in the recitals.

          "Registrable Securities" means the shares of Series E Preferred Stock issued and sold to First Union under the Purchase Agreement.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all Commission and stock exchange or NASD registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including without limitation reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualificaitons of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), securities laws liability insurance (if the Company so desires), the fees and disbursements of underwriters (including without limitation all fees and expenses of any "qualified independent underwriter" required by the rules of the NASD) customarily paid by issuers or sellers of securities (but not


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

including any underwriting discounts or commissions attributable to the sale of Registrable Securities by the sellers of Registrable Securities), the reasonable fees of counsel selected pursuant to Section 2.4(b) hereof by First Union in connection with each such registration, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other persons retained by the Company.

          "Registration Notice" has the meaning specified in Section 2.1(a).

          "Registration Statement" means a registration statement filed pursuant to the Securities Act.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Series E Preferred Stock" has the meaning specified in the recitals to this Agreement.

          "Series E Unit" has the meaning specified in the recitals to this Agreement.

          2. DEMAND REGISTRATION RIGHTS.

          (a) RIGHT TO DEMAND. At any time and from time to time after October __, 1999, First Union (referred to in this Section 2 as the "Demand Holder") may request the Company to register its Registrable Securities in the manner set forth herein by written notice (the "REGISTRATION NOTICE") to the Company only if a disposition of the Registrable Securities may not, in the opinion of the Demand Holder, be effected in the public marketplace (as opposed to a private transaction under the Securities Act) at equally favorable net terms to the Demand Holder without registration of such shares under the Securities Act. In the event that the Company receives a Registration Notice, the Company shall effect a registration under the Securities Act of the number of Registrable Securities determined in accordance with Section 2.1(c) on Form S-1 or any similar long-form registration ("LONG-FORM REGISTRATIONS") or on Form S-2 or S-3 or any similar short-form registration ("SHORT-FORM REGISTRATIONS") if available. All registrations requested pursuant to this Section 2.1(a) are referred to herein as "Demand Registrations".

          (b) NUMBER OF DEMAND REGISTRATIONS. First Union will be entitled to obtain up to two (2) Long-Form Registrations and two (2) Short-Form
Registrations. A registration will not count as a Long-Form Registration or Short-Form Registration, as the case may be, until such Demand Registration has become effective and unless the Demand Holder is able to register and sell at least 66 2/3% of the Registrable Securities requested to be included in such registration. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities. The Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.1(b) (including the Company's internal costs in proceeding on such request, as reasonably determined by the Company's Board of Directors) if the registration request is subsequently withdrawn, unless the Demand Holder agrees to treat the withdrawn request as a registration undertaken pursuant to this Section 2.1(b); PROVIDED, that if the Demand Holder withdraws a request as a result of a


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

material adverse change in the condition, business or prospects of the Company or in the market for the Company's securities from that known to the Demand Holder at the time of its request, the Company, and not the Demand Holder, shall be required to pay all the expenses relating to the proposed registration and such request shall not be treated as a registration for purposes of this Section 2.1(b).

          (c) DEMAND REGISTRATIONS. Within (a) 75 days after the Company receives a Registration Notice with respect to the first offer for sale of Shares pursuant to an effective registration statement filed by the Company under the Securities Act or (b) within 45 days after the Company receives a Registration Notice with respect to any other demand registration, the Company shall file with the Commission a registration statement under the Securities Act for such Demand Registration. The Company shall use its best efforts to cause the Demand Registration to be declared effective under the Securities Act as soon as is practical after filing, and once effective, the Company shall cause such Demand Registration to remain effective for such time period as is specified in such request, but for no time period longer than the period ending on the earlier of (i) the one-year anniversary of the effective date of such Demand Registration, (ii) the date on which all Registrable Securities have been sold pursuant to the Demand Registration or (iii) the date as of which there are no longer any Registrable Securities in existence. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering.

          (d) PRIORITY ON DEMAND REGISTRATIONS. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Demand Holder. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration, (i) first, the Registrable Securities requested to be included in such registration; and (ii) second, other securities, if any, requested to be included in such registration, pro rata among the holders of such other securities, on the basis of the number of shares of other securities owned by each such holder and requested to be included therein.

          (e) RESTRICTIONS ON DEMAND REGISTRATIONS. The Company will not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration. If at the time of any request to register Registrable Securities pursuant to Section 2.1 hereof, the Company is engaged, or has fixed plans to engage within 90 days of the time of the request, in a registered public offering or is engaged in any activity which, in the good faith determination of the Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 60 days from the effective date of such offering, or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once within any twelve month period.


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

          (f) SELECTION OF UNDERWRITERS. In the case of a Demand Registration, the Company shall have the right to select the investment banker or bankers, underwriters and managers to administer the offering; PROVIDED, HOWEVER, that such investment banker or bankers, underwriters and managers shall be satisfactory to the Demand Holder.

          2.2. HOLDBACK AGREEMENTS.

          (a) First Union agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of equity securities, including, without limitation, the Common Stock, of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any Demand Registration for a public offering to be underwritten on a firm commitment basis (except as part of such underwritten registration), unless the investment bankers or underwriters managing the public offering otherwise agree.

          (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, including, without limitation, the Common Stock, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree, and (ii) to use best efforts to cause each holder of at least 5% (on a Fully Diluted Basis) of its equity securities, including, without limitation, Common Stock, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering or distribution) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities
Act) of any such securities during such period (except as part of such underwritten registration), unless the underwriters managing the public offering or distribution otherwise agree.

          2.3. REGISTRATION PROCEDURES. Whenever First Union has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by First Union copies of all such documents proposed to be filed);

          (b) subject to Section 2.3 (e) , prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in


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

accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to First Union such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States of America as First Union reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable First Union to consummate the disposition in such jurisdictions of the Registrable Securities (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);

          (e) notify First Union, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; PROVIDED, that upon not less than five days, notice to First Union, the Company may defer the filing of an amendment or withdraw an amendment or may defer the effectiveness of an amendment or the preparation of a supplement if the Board of Directors determines, in good faith, that such amendment or supplement, or the disclosure of any information in connection therewith, would have a material adverse affect upon the Company or its subsidiaries; and PROVIDED, FURTHER, that the Company may not defer the filing of any such amendment or supplement for more than 30 days;

          (f) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASDAQ and, if listed on the NASDAQ, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as First Union or the underwriters, if any, reasonably request in order to expedite or facilitate


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

the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

          (i)  make  available,   subject  to  any  confidentiality   agreements
reasonably requested by the Company, for inspection by First Union any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by First Union or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any First Union, such underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities, including, without limitation, the Common stock, included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

          (1) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

          (m) obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as First Union reasonably requests; and

          It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of First Union that First Union shall furnish to the Company such information regarding the securities held by First Union and the intended method of disposition thereof as the Company shall reasonably request in connection with such registration.

          2.4. REGISTRATION EXPENSES.

          (a) Except as otherwise expressly provided in this Agreement, all Registration Expenses will be borne by the Company.

          (b) Except as otherwise expressly provided in this Agreement, in connection with each Demand Registration, the Company will reimburse First Union for the reasonable fees and disbursements of one counsel chosen by First Union.


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

          2.5. INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, First Union, its officers and directors and each Person who controls First Union (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse First Union, such director, officer or controlling person for any legal or other expenses reasonably incurred by First Union, such director, officer or controlling person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are contained in any information furnished in writing to the Company by First Union expressly for use therein or by First Union's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished First Union with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the securities Act) to the same extent as provided above with respect to the indemnification of First Union.

          (b) In connection with any registration statement in which First Union is participating, First Union will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the full extent permitted by law, will indemnify and hold harmless the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities
Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by First Union; PROVIDED, that the obligation to indemnify will be limited to the net amount of proceeds received by First Union from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such


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

indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement will be in addition to any liability the indemnifying party may otherwise have and without prejudice to any other right or remedy the indemnified party may otherwise have, which will remain in full force and effect regardless of any omission to give notice (except to the extent such omission effects the ability of the indemnifying party to defend such claim) or any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

          2.6. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; PROVIDED, that First Union shall not be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding First Union and First Union's intended method of distribution.

          3. MISCELLANEOUS.

          3.1. NOTICES. All notices or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows:

          (a) if to the Company:

                     KMC Telecom Holdings, Inc.
                     1545 Route 206
                     Bedminster, New Jersey  07921
                     Attn: James D. Grenfell
                     Chief Financial Officer
                     Telecopier No:  (908) 719-8775
          with a copy to:

                     Kelley Drye & Warren, LLP
                     101 Park Avenue
                     New York, New York  10178
                     Attn:  Alan Epstein, Esq.
                     Telecopier No:  (212) 808-7898/7899

          if to First Union:

                     First Union Investors, Inc.
                     1 First Union Center
                     5th Floor
                     301 South College
                     Charlotte, NC  28288
                     Attn:  L. Watts Hamrick, III
                     Telecopier No:  (704) 374-6711

          with a copy to:

                     Kennedy Covington Lobdell & Hickman, LLP
                     Bank of America Corporate Center
                     Suite 4200
                     100 North Tryon Street
                     Charlotte, North Carolina 28202-4006
                     Attn:  Eugene C. Pridgen, Esq.
                     Telecopier No:  (704) 331-7598

          Any party may by notice given in accordance with this Section 3.1 designate another address or person for receipt of notices hereunder.

          3.2. AMENDMENT AND WAIVER.

          (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

          (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective, (i) only if it is made or given in writing and signed by the parties and (ii) only in the specific instance and for the specific purpose for which made or given.

          3.3. SPECIFIC PERFORMANCE. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

          3.4. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          3.5. SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          3.6. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          3.7. TERM OF AGREEMENT. The provisions of this Agreement shall become effective upon the execution hereof and shall terminate as provided herein.

          3.8. VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          3.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

          3.10. FURTHER ASSURANCES. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

          3.11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, legatees and legal representatives. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement.

          3.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed, or have cause to be executed, this Agreement on the date first written above.

                                      KMC TELECOM HOLDINGS, INC.

                                      By: /s/ Michael Sternberg
                                         _____________________________________
                                         Name:  Michael A. Sternberg
                                         Title: President

                                      FIRST UNION INVESTORS, INC.

                                      By: /s/ Pearce Landry
                                         ____________________________
                                         Name:   Pearce A. Landry
                                         Title:  Vice President